                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. ___ )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        TELEPHONE AND DATA SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          N/A
     2)   Aggregate number of securities to which transaction applies:
          N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     4)   Proposed maximum aggregate value of transaction:
          N/A
     5)   Total fee paid:
          N/A

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          N/A
     2)   Form, Schedule or Registration Statement No.:
          N/A
     3)   Filing Party:
          N/A
     4)   Date Filed:
          N/A

TELEPHONE AND DATA SYSTEMS, INC.

30 North LaSalle Street, 40th Floor
Chicago, Illinois 60602
312/630-1900

                                                                          [LOGO]

                                                  April 15, 1996

Dear Fellow Shareholders:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders on Friday, May 17, 1996, at 10:00 a.m. Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois. The formal Notice of Annual Meeting and Proxy Statement and 1995 Annual Report are enclosed.

    During the meeting, we will report on the accomplishments and plans of the Company. As is typically the case, shareholders will be asked to elect directors and ratify the selection of outside auditors. In addition, shareholders are being asked to approve the Company's 1996 Employee Stock Purchase Plan. The Board of Directors recommends a vote "FOR" the nominees for director, "FOR" the proposal to ratify the selection of outside auditors and "FOR" the proposal to approve the Company's 1996 Employee Stock Purchase Plan.

    We would like to have as many shareholders as possible represented at the meeting. Please sign and return the enclosed proxy, whether or not you plan to attend. If you hold more than one class of the Company's shares, you will receive a separate proxy for each holding. To assure that all of your shares are represented, you must return a proxy printed in black ink for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS Tax-Deferred Savings Plan; a proxy printed in green ink for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan; a proxy printed in red ink for Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N); and a proxy printed in blue ink for Preferred Shares issued after October 31, 1981 (Series O, S, U, V, BB, DD, EE, GG, HH, II, JJ, KK, LL, QQ, RR and SS).

    If you have any questions prior to the Annual Meeting, please call Investor Relations at (312) 630-1900. We look forward with pleasure to visiting with you at the Annual Meeting.

                               Very truly yours,

/s/ LeRoy T. Carlson                    /s/ LeRoy T. Carlson, Jr.

              [SIG]                     [SIG]
LeRoy T. Carlson                        LeRoy T. Carlson, Jr.
Chairman                                President and Chief Executive Officer

                 PLEASE HELP US AVOID THE EXPENSE OF FOLLOW-UP
                       PROXY MAILINGS TO SHAREHOLDERS BY
             SIGNING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                        TELEPHONE AND DATA SYSTEMS, INC.

    The 1996 Annual Meeting of Shareholders of Telephone and Data Systems, Inc., an Iowa corporation (the "Company" or "TDS"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, on Friday, May 17, 1996, at 10:00 a.m. Chicago time, for the following purposes:

    1. to elect four Class III members of the Board of Directors;

    2. to consider and approve the Company's 1996 Employee Stock Purchase Plan;

    3. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ended December 31, 1996; and

    4. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    This Notice of Annual Meeting and Proxy Statement is first being mailed to shareholders on or about April 15, 1996.

    The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by written notice to the Secretary of the Company or attendance at the Annual Meeting of Shareholders and notice to the Secretary of such revocation). Once voted, however, proxies may not be retroactively revoked.

    On February 29, 1996, the Company had outstanding and entitled to vote 52,576,779 Common Shares, par value $1.00 per share (excluding 484,012 Common Shares held by a subsidiary of the Company); 6,893,101 Series A Common Shares, par value $1.00 per share; and 320,515 Preferred Shares, without par value. Each of the outstanding Common Shares and Preferred Shares is entitled to one vote on all matters to come before the Annual Meeting. Each of the outstanding Series A Common Shares is entitled to ten votes on all matters to come before the Annual Meeting. Currently, all series of Preferred Shares have voting rights. With respect to the election of directors at the Annual Meeting, the holders of Common Shares and holders of the 10,473 Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N), voting as a group, will be entitled to elect one Class III director. The holders of Series A Common Shares and the holders of the 310,042 Preferred Shares issued after October 31, 1981 (Series O, S, U, V, BB, DD, EE, GG, HH, II, JJ, KK, LL, QQ, RR and SS), voting as a group, will be entitled to elect three Class III directors.

                               VOTING INFORMATION

    The holders of Common Shares and Preferred Shares issued before October 31, 1981 may, with respect to the election of the Class III director to be elected by the holders of Common Shares and Preferred Shares issued before October 31, 1981, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. The holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 may, with respect to the election of the Class III directors to be elected by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to each of the other proposals, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on such proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1996 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by any shareholder will be voted FOR the election of the named director nominees to serve as Class III directors, and FOR each of the proposals. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered to be votes cast by shares entitled to vote on such matter, although such votes may be considered to be votes cast by shares entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

    The election of the Class III director to be elected by the holders of Common Shares and Preferred Shares issued before October 31, 1981 requires the affirmative vote of holders of a majority of votes cast by the shares entitled to vote with respect to such matter at the Annual Meeting. Accordingly, if a quorum exists, the person receiving a majority of votes cast by the holders of Common Shares and Preferred Shares issued before October 31, 1981 with respect to the election of such Class III director will be elected to serve as a Class III director. A majority of the votes entitled to be cast on the proposal by such voting group constitutes a quorum for action on such proposal. Non-votes with respect to the election of such Class III director will not be considered to be votes cast by shareholders entitled to vote in the election of directors and will not affect the outcome of the election of such Class III director.

    The election of the Class III directors to be elected by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 requires the affirmative vote of holders of a majority of the votes cast by the shares entitled to vote with respect to such matter at the Annual Meeting. Accordingly, if a quorum exists, the person receiving a majority of votes cast by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 with respect to the election of such Class III director will be elected to serve as such Class III director. A majority of the votes entitled to be cast on the proposal by such voting group constitutes a quorum for action on such proposal. Non-votes with respect to the election of such Class III directors will not be considered to be votes cast by shares entitled to vote in the election of directors and will not affect the outcome of the election of such Class III directors.

    The proposal to approve the 1996 Employee Stock Purchase Plan will be approved if votes favoring the proposal cast by holders of Common Shares, Series A Common Shares and Preferred Shares, voting together as one group, exceed the votes cast within such group opposing such proposal, assuming that a quorum exists. A majority of the votes entitled to be cast on the proposal constitutes a quorum of that voting group for action on that proposal. Votes to abstain from voting on such proposal and non-votes will not represent votes cast in favor of or opposing such matter and will not affect the determination of whether such proposal is approved for purposes of such vote.

    The proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1996 will be approved if votes favoring the proposal cast by holders of Common Shares, Series A Common Shares and Preferred Shares, voting together as one group, exceed the votes cast within such group opposing such proposal, assuming a quorum exists. A majority of the votes entitled to be cast on the proposal constitutes a quorum of that voting group for action on that proposal. Votes to abstain from voting on such proposal and non-votes will not be considered to be votes cast in favor of or opposing such matter and will not affect the determination of whether such proposal is approved for purposes of such vote.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder, beginning at least two business days after this notice of meeting and continuing through the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Each year, one class is elected to serve for three years. At the 1996 Annual Meeting of Shareholders, four Class III directors will be elected for a term of three years or until their successors are elected and qualified. The nominees for election as Class III directors are identified in the tables below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES
                  CLASS III DIRECTORS--TERMS TO EXPIRE IN 1999

    The  following  persons,  if   elected  at  the   1996  Annual  Meeting   of
Shareholders, will serve as Class III directors for three years or until their successors are elected and qualified:

                       NOMINEE FOR ELECTION BY HOLDERS OF
                 COMMON SHARES AND HOLDERS OF PREFERRED SHARES
                          (SERIES A, B, D, G, H AND N)

                                                       POSITION WITH TDS                  SERVED AS
                 NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
    ------------------------------  ---  ---------------------------------------------  --------------
    Herbert S. Wander.............  61   Director of the Company, Partner, Katten,           1968
                                          Muchin & Zavis, Chicago, Illinois

                  NOMINEES FOR ELECTION BY HOLDERS OF SERIES A
                 COMMON SHARES AND HOLDERS OF PREFERRED SHARES
     (SERIES O, S, U, V, BB, DD, EE, GG, HH, II, JJ, KK, LL, QQ, RR AND SS)

                                                       POSITION WITH TDS                  SERVED AS
                 NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
    ------------------------------  ---  ---------------------------------------------  --------------
    LeRoy T. Carlson..............  79   Chairman and Director of the Company                1968
    Walter C.D. Carlson...........  42   Director of the Company, Partner, Sidley &          1981
                                          Austin, Chicago, Illinois
    Letitia G.C. Carlson..........  35   Medical Doctor                                       N/A

    Messrs. Herbert S. Wander, LeRoy T. Carlson and Walter C.D. Carlson have had the principal occupations indicated for more than five years. Dr. Letitia G.C. Carlson has been an Assistant Professor at George Washington University Medical Center since 1992. Between 1990 and 1992, she was a Primary Care Fellow at George Washington University Medical Center.

    Mr. LeRoy T. Carlson is the father of Mr. Walter C.D. Carlson, Dr. Letitia G.C. Carlson and Mr. LeRoy T. Carlson, Jr. Messrs. LeRoy T. Carlson and Walter C.D. Carlson are also directors of United States Cellular Corporation [AMEX:
"USM"], a subsidiary of the Company which operates and invests in cellular telephone companies and properties, and of American Portable Telecom, Inc. ("APT"), a subsidiary of the Company which is developing "broadband" personal communications services ("PCS").

    All of the nominees, except for Dr. Letitia G.C. Carlson, are current Class III directors. Messrs. LeRoy T. Carlson, Walter C.D. Carlson and Herbert S. Wander were elected by the holders of Series A Common Shares and holders of Preferred Shares issued after October 31, 1981.

    The law firm of Katten, Muchin & Zavis provided legal services to TDS in 1995.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

OTHER DIRECTORS
                   CLASS III DIRECTOR--TERM TO EXPIRE IN 1996

    The following person is a current Class III director whose term will expire at the 1996 Annual Meeting.

                                                       POSITION WITH TDS                  SERVED AS
                 NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
    ------------------------------  ---  ---------------------------------------------  --------------
    Lester O. Johnson.............  83   Director of the Company, Architect in private       1968
                                          practice

    Mr. Johnson was elected by the holders of Common Shares and the holders of Preferred Shares issued before October 31, 1981.

                   CLASS I DIRECTORS--TERMS TO EXPIRE IN 1997

    The following persons were elected at the Annual Meeting of Shareholders on May 6, 1994, to serve as Class I directors for three years or until their successors are elected and qualified:

                                                       POSITION WITH TDS                  SERVED AS
                 NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
    ------------------------------  ---  ---------------------------------------------  --------------
    Donald R. Brown...............  65   Director of the Company and Senior Vice             1979
                                          President of TDS Telecommunications
                                          Corporation and President of its Wholesale
                                          Markets Group
    Robert J. Collins.............  60   Director of the Company and former Vice             1974
                                          President of TDS Telecommunications
                                          Corporation
    Rudolph E. Hornacek...........  68   Vice President-Engineering and Director of          1968
                                          the Company

    Donald R. Brown has been a director and Senior Vice President of TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of the Company which operates local telephone companies, since 1992. Mr. Brown was a Vice President of TDS Telecom between 1990 and 1992. Mr. Brown was appointed President of the Wholesale Markets Group of TDS Telecom in 1995.

    Robert J. Collins has been a director of TDS Telecom for more than five years. Mr. Collins elected early retirement from TDS Telecom in January 1996. Prior to that time, he was a Vice President of TDS Telecom for more than five years.

    Rudolph E. Hornacek has been Vice President-Engineering of the Company for more than five years. He is a director of APT and TDS Telecom.

    Mr. Brown was elected by the holders of Common Shares and holders of Preferred Shares issued before October 31, 1981. Messrs. Collins and Hornacek were elected by the holders of Series A Common Shares and the holders of Preferred Shares issued after October 31, 1981.

                  CLASS II DIRECTORS--TERMS TO EXPIRE IN 1998

    The following persons were elected at the Annual Meeting of Shareholders on May 19, 1995, to serve as Class II directors for three years or until their successors are elected and qualified:

                                                       POSITION WITH TDS                  SERVED AS
                 NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
    ------------------------------  ---  ---------------------------------------------  --------------
    James Barr III................  56   Director of the Company and President of TDS        1990
                                          Telecommunications Corporation
    LeRoy T. Carlson, Jr..........  49   President and Director of the Company (chief        1968
                                          executive officer)
    Donald C. Nebergall...........  67   Director and Consultant to the Company and          1977
                                          other companies
    Murray L. Swanson.............  54   Executive Vice President-Finance and Director       1983
                                          of the Company (chief financial officer)

    James Barr III has been the President and chief executive officer of TDS Telecom for more than five years. Mr. Barr is also a director of APT and American Paging, Inc. [AMEX: "APP"], a subsidiary of the Company which provides radio paging services.

    LeRoy T. Carlson, Jr., has been the Company's President and chief executive officer for more than five years. Mr. LeRoy T. Carlson, Jr. is also Chairman and a director of USM, APP, APT and TDS Telecom. Mr. LeRoy T. Carlson, Jr. is the son of Mr. LeRoy T. Carlson, and the brother of Mr. Walter C.D. Carlson and Dr. Letitia G.C. Carlson.

    Donald C. Nebergall served as the Vice President of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the Chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its President from 1972 to 1982. He has been a consultant to the Company and other companies since 1988.

    Murray L. Swanson has been the Company's Executive Vice President-Finance and chief financial officer for more than five years. Mr. Swanson is also a director of USM, APP, APT and TDS Telecom.

    Mr. Barr was elected by the holders of Common Shares and Preferred Shares issued before October 31, 1981. Messrs. Carlson, Nebergall and Swanson were elected by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981.

COMMITTEES AND MEETINGS

    The Board of Directors of the Company held five meetings during 1995. Each of the directors attended at least 75% of the meetings of the Board of Directors.

    The Board of Directors does not have a formal nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The members of the Audit Committee are: Donald
C. Nebergall (Chairman), Walter C.D. Carlson, Lester O. Johnson and Herbert S. Wander. The committee met three times during 1995. Each committee member attended all of the meetings of the Audit Committee in 1995, except Herbert S. Wander, who attended two of the meetings.

    In 1995, the Board of Directors established a Compensation Committee, consisting of LeRoy T. Carlson, Jr., President of TDS. The primary function of the Compensation Committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. The Compensation Committee held no meetings in 1995. All actions of the Compensation Committee were taken by written consent in 1995.

    In 1995, the Board of Directors established a Stock Option Compensation Committee, consisting of Herbert S. Wander (Chairman), Lester O. Johnson and Donald C. Nebergall. The principal functions of the Stock Option Compensation Committee are to approve the annual salary, bonus and other cash compensation for the President, to consider and approve long-term compensation for executive officers and to consider and recommend to the Board of Directors any changes to long-term compensation plans or policies. The Stock Option Compensation Committee held no meetings in 1995. The Stock Option Compensation Committee acted by unanimous written consent in 1995 and has held two meetings in 1996, which were attended by all members of the committee.

                                   PROPOSAL 2
                       1996 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the 1996 Employee Stock Purchase Plan of the Company (the "Plan").

    The purpose of the Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Plan was adopted by the Board of Directors of the Company (the "Board") and became effective April 1, 1996. The Plan is subject to the approval of the shareholders of the Company within twelve months before or after its adoption by the Board. The Plan will be administered by a three-person committee (the "Committee") composed of persons who are ineligible to participate in the Plan. Subject to the express provisions of the Plan, the Committee will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Plan (unless certain changes occur in the Company's capital structure as described in the Plan), or that would otherwise require shareholder approval under applicable law.

    The Plan will terminate on March 31, 1998 (the "Termination Date"), or, if earlier, upon the purchase by participants of all shares that may be issued under the Plan or any earlier time in the discretion of the Board. The date on which the Plan terminates will be treated as a "Purchase Date" under the Plan, as described below.

    In general, any employee of the Company or any of its subsidiaries that has adopted the Plan with the prior approval of the Company (a "participating subsidiary") is eligible to participate in the Plan as of the effective date of the Plan, provided that such employee has at least three months of continuous service with the Company or a participating subsidiary immediately prior to such effective date (a "Participant"). Under the Plan, an entry date occurs on April 1, 1996 and the first day of each subsequent calendar quarter. Approximately 6,000 employees are eligible to participate in the Plan as of April 1, 1996.

    The maximum number of shares available for purchase under the Plan will be 225,000 Common Shares, subject to adjustment in the event of certain changes to the Company's capital structure, as described in the Plan. Notwithstanding anything to the contrary in the Plan, no employee may be granted an option under the Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any of its subsidiaries. In addition, no Participant may be granted an option to purchase Common Shares that permits the Participant to purchase shares in any calendar year under the Plan and all other employee stock purchase plans (within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company and its subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

    At least 15 days (or such other period as may be prescribed by the Committee) prior to the first entry date as of which an employee is eligible to participate in the Plan, an employee may file an election specifying his chosen rate of payroll deduction contributions. Under the Plan, an employee may elect to make payroll deduction contributions in an amount equal to a whole percentage not less than one and not more than 15 percent of the employee's compensation (as defined in the Plan) for each payroll period, beginning with the first pay date which occurs on or after the entry date as of which such employee commences participation in the Plan. At least 15 days (or such other period as may be prescribed by the Committee) prior to any entry date, a Participant will have the right to elect to decrease (but not to increase) his or her designated rate of payroll deductions under the Plan. An election by a Participant to decrease his designated rate of payroll deductions to zero percent of his compensation will be deemed an election to abandon his right to purchase Common Shares under the Plan, as described below.

    The Committee will cause to be established a separate "Employee Stock Purchase Account" on behalf of each Participant to hold payroll deduction contributions made under the Plan. Subject to a Participant's right of abandonment described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. Under the Plan, a "Purchase Date" occurs on September 30, 1996, March 31, 1997, September 30, 1997 and March 31, 1998. The "Purchase Price" under the Plan is, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the American Stock Exchange on the next preceding trading day, rounded up to the nearest whole cent. If the number of shares to be purchased by a Participant on any Purchase Date is less than ten, the Participant will not be permitted to purchase any Common Shares as of such Purchase Date. In addition, a Participant will not be permitted to purchase more than 536 Common Shares during any calendar year. Such maximum number of shares is equal to $25,000 divided by $46.625, the closing price of a Common Share on the American Stock Exchange on April 1, 1996.

    Following each Purchase Date, the Company will purchase or issue Common Shares, in its sole discretion, and each Participant will be issued a certificate representing the Common Shares purchased by the Participant under the Plan on such date. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant will be reduced in a manner described in the Plan, or such other method which the Committee determines to be equitable, in its sole discretion.

    The Company believes that the Plan qualifies under section 423 of the Code as an employee stock purchase plan. Under section 423 the Participant does not recognize any taxable income at the time Common Shares are purchased under the Plan. The following is a brief summary of the federal income tax consequences under the Plan.

    If a Participant disposes of Common Shares purchased under the Plan within two years after April 1, 1996 (referred to herein as the "grant date") or within one year after an applicable Purchase Date, whichever is later (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the Common Shares. The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the Common Shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for less than one year is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

    If a Participant disposes of Common Shares purchased under the Plan two years or more after the grant date or one year or more after the applicable Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of (i) the excess of the fair market value of the Common Shares on the grant date over the option price of the Common Shares (in this case, 85 percent of the closing price for such Common Shares on the American Stock Exchange) on the grant date, and (ii) the excess of the amount realized over the Purchase Price of the Common Shares. The Participant's cost basis in the Common shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the Common Shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize capital loss in the amount of the difference between the Purchase Price and the amount realized.

    The Company will not be entitled to a deduction for any excess of the fair market value of the Common Shares over the Purchase Price, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying disposition.

    The following table specifies the number of Common Shares and the value of the discount purchase price assuming all Common Shares subscribed for by the named executive or group are purchased:

                               NEW PLAN BENEFITS
                       1996 EMPLOYEE STOCK PURCHASE PLAN

                                                                                                                NUMBER OF COMMON
                                           NAME                                              DOLLAR VALUE (1)      SHARES (2)
- -------------------------------------------------------------------------------------------  ----------------   -----------------
LeRoy T. Carlson...........................................................................     $       --          --    (3)
LeRoy T. Carlson, Jr.......................................................................             --          --    (3)
Murray L. Swanson..........................................................................             --          --
James Barr III.............................................................................          7,497           1,072
H. Donald Nelson...........................................................................          7,497           1,072
Other Executives...........................................................................         25,772           3,685
                                                                                             ----------------     --------
Executive Group............................................................................     $   40,766           5,829
Non-Executive Director Group...............................................................            -0-             -0-
Non-Executive Employee Group...............................................................      1,532,828         219,171
                                                                                             ----------------     --------
      TOTAL................................................................................     $1,573,594         225,000(4)
                                                                                             ----------------     --------
                                                                                             ----------------     --------

- ------------
(1) Represents the product of (i) the number of Common Shares subscribed for and (ii) the difference between $46.625, the closing price of the Common Shares on April 1, 1996, the effective date of the Plan, and 85% of such closing price.

(2) Represents the number of Common Shares subscribed for by the named executive officer or groups (calculated as the amount of annual compensation elected to be deducted by the named person or group divided by $39.63125, 85% of the closing price of the Common Shares on April 1, 1996).

(3) Pursuant to the Plan, LeRoy T. Carlson and LeRoy T. Carlson, Jr. are not eligible to participate.

(4) This assumes that the maximum number of shares available will be purchased under the Plan.

    This description of the 1996 Employee Stock Purchase Plan is a summary only and is qualified by the terms of the 1996 Employee Stock Purchase Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions at the Annual Meeting.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1996.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                               EXECUTIVE OFFICERS

    In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of the Company and its subsidiaries who may be deemed to be executive officers of the Company for disclosure purposes under the rules of the Securities and Exchange Commission.

                                   NAME                                      AGE                      POSITION
- ---------------------------------------------------------------------------  ---   -----------------------------------------------
H. Donald Nelson...........................................................  62    President of United States Cellular Corporation
John R. Schaaf.............................................................  50    President of American Paging, Inc.
Michael K. Chesney.........................................................  40    Vice President-Corporate Development
George L. Dienes...........................................................  65    Vice President-Corporate Development
C. Theodore Herbert........................................................  60    Vice President-Human Resources
Karen M. Stewart...........................................................  38    Vice President-Investor Relations
Ronald D. Webster..........................................................  46    Vice President and Treasurer
Byron A. Wertz.............................................................  49    Vice President-Corporate Development
Gregory J. Wilkinson.......................................................  45    Vice President and Controller
Scott H. Williamson........................................................  44    Vice President-Acquisitions
Michael G. Hron............................................................  51    Secretary

    H. Donald Nelson is a director of and has served as the President and Chief Executive Officer of USM for more than five years.

    John R. Schaaf is a director of and was appointed President of APP in 1991. Prior to that, Mr. Schaaf was Vice President-Operations of APP for more than five years.

    Michael K. Chesney was appointed a Vice President-Corporate Development of the Company in 1994. Prior to that he was Director Corporate Development of the Company for more than five years.

    George L. Dienes has been a Vice President-Corporate Development of the Company for more than five years.

    C. Theodore Herbert has been Vice President-Human Resources of the Company for more than five years.

    Karen  M. Stewart  was appointed  Vice President-Investor  Relations in July
1995. Prior to that, she was Assistant Controller-External Reporting of the Company between November 1994 and July 1995. Before that, Ms. Stewart was Director-Financial Reporting of the Company between January 1991 and November 1994.

    Ronald D. Webster was appointed a Vice President of the Company in 1993. He has been the Treasurer of the Company for more than five years.

    Byron A. Wertz was appointed a Vice President-Corporate Development of the Company in 1994. Prior to that he was Director-Telecommunications Development of the Company for more than five years. Mr. Wertz is the nephew of LeRoy T. Carlson and the cousin of each of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G.C. Carlson.

    Gregory J. Wilkinson was appointed a Vice President of the Company in 1993. He has been the Controller of the Company for more than five years.

    Scott H. Williamson was appointed Vice President-Acquisitions of the Company in November 1995. Prior to that time he was Vice President, Corporate Development, of FMC Corporation, a manufacturer of machinery and chemicals, between 1993 and 1995. Before that, Mr. Williamson was Vice President of Acquisitions and Development of Itel Corporation, a diversified holding company, for more than five years.

    Michael G. Hron has been the Secretary of the Company for more than five years. He has been a partner at the law firm of Sidley & Austin for more than five years.

    All of TDS's executive officers devote substantially all of their time to the Company or its subsidiaries, except for Michael G. Hron who is a practicing attorney.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes the compensation paid by TDS to the chief executive officer of TDS and the four most highly compensated executive officers of the Company and its subsidiaries other than the chief executive officer.

                         SUMMARY COMPENSATION TABLE (1)

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                       ANNUAL COMPENSATION    ---------------------
                                      ---------------------   SECURITIES UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR  SALARY(2)   BONUS(3)       OPTIONS/SARS(4)       COMPENSATION(5)
- ------------------------------  ----  ---------   ---------   ---------------------   -----------------
LeRoy T. Carlson..............  1995   $317,000    $ 60,000            9,476               $65,215
 Chairman                       1994   $290,000    $ 95,000           36,050               $62,848
                                1993   $265,000    $ 80,000            --                  $23,875

LeRoy T. Carlson, Jr..........  1995   $390,000    $ --               13,114               $20,883
 President                      1994   $350,000    $115,000           47,100               $18,877
 (chief executive officer)      1993   $316,000    $ 95,000            --                  $15,461

Murray L. Swanson.............  1995   $269,000    $ 61,500            4,563               $30,327
 Executive Vice President-      1994   $241,000    $ 82,000           18,500               $23,995
 Finance (chief financial       1993   $224,000    $ 74,000            --                  $28,553
 officer)

James Barr III................  1995   $267,500    $ 60,188            --                  $33,274
 President of TDS               1994   $242,500    $103,100            --                  $28,656
 Telecommunications             1993   $227,500    $ 66,500            --                  $24,704
 Corporation

H. Donald Nelson (6)..........  1995   $274,712    $ 74,520            9,736               $31,803
 President of United States     1994   $245,726    $110,000           28,414               $21,615
 Cellular Corporation           1993   $206,375    $ 66,500              600               $ 4,714

- ------------
(1) Does not include the discount amount under any dividend reinvestment plan or any employee stock purchase plan since such plans are generally available to all eligible shareholders or salaried employees, respectively. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(2) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(3) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer for 1994 and 1993. The final bonuses for 1995 have not yet been determined, but the amounts listed above for 1995 were approved for payment as a partial advance of the 1995 bonus. See "Executive Officer Compensation Report."

(4) Represents the number of TDS Common Shares subject to stock options ("Options") and/or stock appreciation rights ("SARs") awarded during the fiscal year identified, except for H. Donald Nelson, in which case the amount represents the number of USM shares subject to Options and/or SARs awarded during the fiscal year identified. Unless otherwise indicated by footnote, the awards represent Options without tandem SARs.

(5) Includes contributions by the Company for the benefit of the named executive officer under the TDS (or USM) Employees' Pension Trust ("Pension Plan"), including earnings accrued under a related supplemental benefit agreement, the TDS Supplemental Executive Retirement Plan ("SERP") and the TDS Tax-Deferred Savings Plan ("TDSP"), and the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 1995:

                      LEROY T. CARLSON    LEROY T. CARLSON, JR.   MURRAY L. SWANSON   JAMES BARR III    H. DONALD NELSON
                      -----------------   ---------------------   -----------------   ---------------   -----------------
Pension Plan........       $18,888               $ 7,539               $11,984            $12,673            $ 7,164
SERP................        30,000                10,251                12,188             15,108             17,877
TDSP................         1,141                 1,800                 1,800              1,800              1,800
Life Insurance......        15,186                 1,293                 4,355              3,693              4,962
                          --------              --------              --------        ---------------       --------
                           $65,215               $20,883               $30,327            $33,274            $31,803
                          --------              --------              --------        ---------------       --------
                          --------              --------              --------        ---------------       --------

(6) All of Mr. Nelson's compensation is paid by USM. Mr. Nelson's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of USM, and Mr. Nelson's long-term compensation is approved by the stock option compensation committee of USM.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1995

                                                                                                    POTENTIAL REALIZABLE VALUE
                                NUMBER OF                                                           AT ASSUMED ANNUAL RATES OF
                               SECURITIES       % OF TOTAL                                           STOCK PRICE APPRECIATION
                               UNDERLYING      OPTIONS/SARS                                            FOR OPTION TERMS(4)
                              OPTIONS/SARS      GRANTED TO      EXERCISE    MARKET    EXPIRATION    --------------------------
            NAME               GRANTED(1)      EMPLOYEES(2)      PRICE     PRICE(3)      DATE         0%       5%       10%
- ----------------------------  -------------   ---------------   --------   --------   -----------   ------  --------  --------
LeRoy T. Carlson (5)........       9,476             17%          $ 38.12    $ 38.12   11/04/04       --    $213,413  $533,376
LeRoy T. Carlson, Jr. (5)...      13,114             23%          $ 38.12    $ 38.12   11/04/04       --    $295,345  $738,148
Murray L. Swanson (5).......       4,563              8%          $ 38.12    $ 38.12   11/04/04       --    $102,765  $256,838
James Barr..................          --              --            --         --         --          --       --        --
H. Donald Nelson
  USM 1994 Performance
   Options (6)..............       9,136             18%          $ 29.33    $ 29.33   11/09/04     $ --    $158,623  $396,611
  USM 1991 Options (7)......         600             10%          $ 15.67    $ 32.29   11/01/97      9,972    12,754    15,778
                              -------------          ---                                            ------  --------  --------
    Total...................       9,736             10%                                            $9,972  $171,377  $412,389
                              -------------          ---                                            ------  --------  --------
                              -------------          ---                                            ------  --------  --------

- ---------
(1) Represents the number of TDS shares underlying 1994 Performance Options awarded during the year, except in the case of H. Donald Nelson, in which case the amount represents the number of USM Shares underlying Options/SARs awarded during the fiscal year.

(2) Represents the percent of total TDS shares underlying 1994 Performance Options awarded to all TDS employees during the fiscal year, except for H. Donald Nelson, in which case the percentage represents the percent of total USM shares underlying the 1994 Performance Options, 1991 Options and total Options awarded to all USM employees during the fiscal year.

(3)  Represents the fair market value of shares as of the award date.

(4) Represents the potential realizable value of each grant of Options, assuming that the market price of the shares underlying the Options appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(5) Pursuant to the Company's 1994 Long-Term Incentive Plan, on May 1, 1995, such named executive officers were granted options (the "Performance Options") to purchase Common Shares based on the achievement of certain levels of corporate and individual performance in 1994 as contemplated by the 1994 Long-Term Incentive Plan. The purchase price per Common Share subject to the Performance Options is the average of the closing price of the Common Shares on the American Stock Exchange for the 20 trading days ended on the trading day immediately preceding April 30, 1995. The Performance Options became exercisable on December 15, 1995.

(6) The 1994 Performance Options were awarded to Mr. Nelson under the USM 1994 Long Term Incentive Plan as of May 1, 1995 and became exercisable on December 15, 1995.

(7) On February 1, 1991, H. Donald Nelson received an award of Options for USM shares which could vary, based on performance, between 80% and 120% of a targeted amount. The minimum amount scheduled to become exercisable is 1,200 USM shares in each year on February 1, 1992 through February 1, 1997. Each year during such period an additional number of USM shares, up to an additional 600 shares, may be awarded based on performance for the prior year. The exercise price of the Options is equal to the average market price of USM Common Shares for the 20 consecutive trading days ending on the original grant date of February 1, 1991.

AGGREGATED OPTION/SAR EXERCISES IN 1995, AND DECEMBER 31, 1995 OPTION/SAR VALUE

                                                                                       AS OF DECEMBER 31, 1995
                                                                      ---------------------------------------------------------
                                                    1995                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                          -------------------------     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                            SHARES                          OPTIONS/SARS(3)               OPTIONS/SARS(4)
                                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
      NAME                                EXERCISE(1)   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------                          -----------   -----------   -----------   -------------   -----------   -------------
LeRoy T.          1994 Automatic
 Carlson........   Options (5)                                          14,420         21,630       $   --          $ --
                  1994 Performance
                   Options (6)                                           9,476         --               13,077        --
                                                                      -----------   -------------   -----------   -------------
                  Total                                                 23,896         21,630       $   13,077      $ --
                                                                      -----------   -------------   -----------   -------------
                                                                      -----------   -------------   -----------   -------------
LeRoy T.          1994 Automatic
 Carlson, Jr....   Options (5)                                          18,840         28,260       $   --          $ --
                  1994 Performance
                   Options (6)                                          13,114         --               18,097        --
                  1988 Options (7)                                      51,000         38,250        1,269,390       952,043
                                                                      -----------   -------------   -----------   -------------
                  Total                                                 82,954         66,510       $1,287,487      $952,043
                                                                      -----------   -------------   -----------   -------------
                                                                      -----------   -------------   -----------   -------------
Murray L.         1994 Automatic
 Swanson........   Options (5)               --          $ --            7,400         11,100       $   --          $ --
                  1994 Performance
                   Options (6)               --            --            4,563         --                6,297        --
                  1987 Options (8)           3,375        107,165        --             6,750           --           210,533
                                          -----------   -----------   -----------   -------------   -----------   -------------
                  Total                      3,375       $107,165       11,963         17,850       $    6,297      $210,533
                                          -----------   -----------   -----------   -------------   -----------   -------------
                                          -----------   -----------   -----------   -------------   -----------   -------------

James Barr        1990 Options (9)                                      10,000         10,000       $   --          $ --
 III............
                                                                      -----------   -------------   -----------   -------------
                                                                      -----------   -------------   -----------   -------------
H. Donald         USM 1994 Automatic
 Nelson.........   Options (10)                                         11,280         16,920       $   16,920      $ 25,380
                  USM 1994 Performance
                   Options (11)                                          9,136         --               40,381        --
                  USM 1991 Options (12)                                  6,638          4,200          120,015        75,936
                  USM SARs (13)                                         16,800         19,200          315,000       360,000
                                                                      -----------   -------------   -----------   -------------
                  Total                                                 43,854         40,320       $  492,316      $461,316
                                                                      -----------   -------------   -----------   -------------
                                                                      -----------   -------------   -----------   -------------

- ------------
(1) Represents the number of TDS Common Shares with respect to which the Options or SARs were exercised, except for H. Donald Nelson, in which case the information is presented with respect to USM shares.

(2) Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the average of the high and low price of the shares on the date of exercise as reported in the American Stock Exchange ("AMEX") Composite Transactions by THE WALL STREET JOURNAL.

(3) Represents number of TDS Common Shares subject to Options and/or SARs, except for H. Donald Nelson, in which case the information is presented with respect to USM shares.

(4) Represents the aggregate dollar value of in-the-money, unexercised Options and SARs held at the end of the fiscal year, based on the difference between the exercise price and $39.50, the closing price of TDS Common Shares or, with respect to H. Donald Nelson, $33.75, the closing price of USM Common Shares, on December 29, 1995, as reported in the AMEX Composite Transactions by THE WALL STREET JOURNAL.

(5) Such options become exercisable in annual increments of 20% on each of December 15, 1995 and on the first through the fourth anniversaries of such date, and are exercisable until November 4, 2004 at the exercise price of $47.59 per share.

(6) Such options became exercisable on December 15, 1995, and are exercisable until November 4, 2004 at the exercise price of $38.12 per share.

(7) Options for a total of 127,500 shares were granted on March 14, 1988 to become exercisable with respect to 12,750 shares on March 14 of each year between 1989 through 1998. Options for a total of 38,250 shares have been exercised prior to 1995. The unexercised 1988 Options are exercisable until March 14, 1999 at the exercise price of $14.61 per share.

(8) Options for a total of 33,750 shares were granted on February 15, 1987, to become exercisable with respect to 3,375 shares on February 25 of each year between 1988 through 1997. Options for a total of 23,625 shares were exercised prior to 1995. Options for 3,375 shares were exercised in 1995. The value realized is equal to the product of the number of shares exercised and the difference between the exercise price of $8.31 and $40.0625, the average of the high and low trading prices on August 2, 1995, the exercise date. The remaining options become exercisable with respect to 3,375 shares on each of February 25, 1996 and February 25, 1997, and expire on February 25, 1998.

(9) The 1990 Options were granted on January 15, 1990 to become exercisable with respect to 2,000 shares on January 15 of each year between 1991 through 2000, and are exercisable until January 15, 2001 at the exercise price of $40.00 per share.

(10) The USM 1994 Automatic Options become exercisable in annual increments of 20% on each of December 15, 1994, and on the first through the fourth anniversaries of such date, and are exercisable until November 9, 2004 at the exercise price of $32.25 per share.

(11) The USM 1994 Performance Options became exercisable on December 15, 1995 and are exercisable until November 9, 2004 at the exercise price of $29.33 per share.

(12) The USM 1991 Options are exercisable until November 1, 1997 at the exercise price of $15.67 per share.

(13) The USM SARs were granted in 1988 and are exercisable at the exercise price of $15.00 per share.

PENSION PLANS AND SUPPLEMENTAL BENEFIT AGREEMENTS

    The Telephone and Data Systems, Inc. Employees' Pension Trust (the "TDS Pension Plan") is a defined contribution plan designed to provide retirement benefits for eligible employees of the Company and certain of its affiliates which adopt the TDS Pension Plan. Annual employer contributions based upon actuarial assumptions are made under a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of retirement age. The amounts of the annual contributions are included above in the Summary Compensation Table under "All Other Compensation."

    In 1994, USM adopted the United States Cellular Corporation Pension Plan (the "USM Pension Plan"). The USM Pension Plan, a qualified noncontributory defined contribution pension plan, provides pension benefits for USM employees. Under the USM Pension Plan, pension costs are calculated separately for each participant and are funded currently. The amount of the annual contribution for
H. Donald Nelson is included above in the Summary Compensation Table under "All Other Compensation."

    In 1994, TDS and USM adopted a Supplemental Executive Retirement Plan ("SERP") to provide supplemental benefits under the TDS Pension Plan and the USM Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation under the Code. The SERP is a nonqualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    In 1980, TDS entered into a nonqualified supplemental benefit agreement with LeRoy T. Carlson which, as amended, requires TDS to pay a supplemental retirement benefit to Mr. Carlson, in the amount of $47,567 plus interest at a rate equal to 1/4% under the prime rate for the period from May 15, 1981 (the date of Mr. Carlson's 65th birthday) to May 31, 1992, in five annual installments beginning June 1, 2001, plus interest at 9 1/2% compounded semi-annually from June 1, 1992. The agreement was entered into because certain amendments made to the TDS Pension Plan in 1974 had the effect of reducing the amount of retirement benefits which Mr. Carlson would receive under the TDS Pension Plan. The payments to be made under the agreement, together with the retirement benefits under the TDS Pension Plan, were designed to permit Mr. Carlson to receive approximately the same retirement benefits he would have received if the TDS Pension Plan had not been amended. All of the interest accrued under this agreement is included above in the Summary Compensation Table under "All Other Compensation" and identified in footnote 5 thereto as contributions under the TDS Pension Plan.

    In 1988, USM entered into a nonqualified supplemental benefit agreement with
H. Donald Nelson which requires USM to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of USM Common Shares in May 1988 and, as a result, he was no longer eligible to participate in the TDS Pension Plan. Under the supplemental benefit agreement, USM is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he will receive from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified pension plan (such as the USM Pension Plan). USM will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. At the time of Mr. Nelson's withdrawal from the TDS Pension Plan, he had 5 years of credited service. If he had continued as an active participant, he would have received credit for 16 years of service upon retirement at age 65. If Mr. Nelson had continued to be employed by TDS, and had remained employed through age 65, he would have been eligible to receive an estimated annual benefit upon retirement of approximately $40,000 under the TDS Pension Plan. Currently, Mr. Nelson's aggregate annual benefit under the TDS Pension Plan and USM Pension Plan is expected to be approximately $15,000. Accordingly, Mr. Nelson is expected to receive an estimated annual benefit of approximately $25,000 under the supplemental benefit agreement. Such estimates are based on Mr. Nelson's base salary, which is included in the cash compensation table above, and calculations of certain projections to age 65. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

SALARY CONTINUATION AND CONSULTING AGREEMENT

    The Company has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by the Company as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, the Company can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. The Company may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of the Company within the continental United States. No amounts were paid or payable under this agreement in 1995, 1994 or 1993, and no amounts related thereto are included above in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not officers or employees of TDS or any subsidiary of TDS receive an annual fee of $12,000 plus $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each audit committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors. In addition, the Company pays directors' life insurance premiums on behalf of directors. Except for such life insurance premiums, directors who are also employees of the Company do not receive any compensation for services rendered as directors.

    Donald C. Nebergall, a director of the Company, also received $8,490 as a bonus for services in 1994 and $122,500 for consulting services provided to the Company in 1995 and was reimbursed for out-of-pocket expenses incurred in connection with such services.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., President, who serves as the Compensation Committee of the Board of Directors for all executive officers of the Company other than the President, and by the TDS Stock Option Compensation Committee of the Board of Directors, which approves all compensation for the President and approves long-term compensation to executive officers who are employees of the Company. Long-term compensation for H. Donald Nelson is approved by the stock option compensation committee of USM (as described in its report in the proxy statement of USM), and long-term compensation for John R. Schaaf is approved by the stock option compensation committee of APP (as described in its report in the proxy statement of APP).

    The Company's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policies are based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and an annual bonus. The Company evaluates the annual compensation of each executive officer on an aggregate basis by combining the base salary and bonus, and also evaluates the level of the base salary and the bonus separately. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his position, particularly with regard to the President (chief executive officer). Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. These other companies include the companies included in the peer group index described below under "Stock
Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, as discussed below, the President is provided with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The President uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer. The base salary of each officer is set within a range considered appropriate in the judgment of the President based on an assessment of the particular responsibilities and performance of such officer, taking into account the performance of the Company and/or its business units or divisions, other comparable companies, the industry and the economy in general during the immediately preceding year. The President makes a personal determination of the appropriate range based on the total mix of information available to him. The range considered to be relevant by the President is based on his informed judgment, using the information provided to him by the Vice President of Human Resources, as discussed below. The range is not based on any formal analysis nor is there any documentation of the range which the President considers relevant in making his compensation decisions. The salary of the executive officers is believed to be at or slightly above the median of the range considered to be relevant in the judgment of the President.

    Annually, the nature and extent of each executive officer's major accomplishments and contributions for the year are determined through written information prepared by the executive and by others familiar with his performance, including the executive's direct supervisor. With regard to all executive officers other than the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the President believes the executive officer contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of the Company, the President considers the performance of the business unit or division and makes an assessment of the contribution of the executive officer thereto. No specific measures of performance are considered determinative in the compensation of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President in his executive compensation decisions. Ultimately, it is the informed judgment of the President that determines an executive's salary and bonus, this being based on the total mix of information rather than on any specific measures of performance.

    Other than for the President of TDS, the President of TDS approves annual compensation for executive officers of TDS and each of its business units or divisions. The Vice President-Human Resources accumulates and prepares various materials, including relevant base pay and bonus information, for the annual compensation reviews of executive officers. These materials are reviewed by the President along with various performance evaluation information. The President will determine the bonus for 1995 and base salary for 1996 for all executives other than himself. The Company has no written or formal corporate bonus plan. The bonuses for corporate executive officers are determined by the President based on his evaluation of each executive's contribution to the Company, the achievement of individual objectives, the performance of the Company and/ or its business units and divisions and all other facts and circumstances considered relevant in his judgment.

The President has not yet taken action to approve the final 1995 bonuses or the 1996 base salaries for these executives. Due to the fact that the 1995 bonuses had not been determined as of the end of 1995, the President approved advance bonus payments for 1995 to all executive officers, excluding the President of TDS. The amounts approved for the named executives are listed above in the Summary Compensation Table.

    The annual compensation of the President (chief executive officer) of the Company, is proposed by the President to the Stock Option Compensation Committee of the Board of Directors, and approved or adjusted by the Stock Option Compensation Committee. In addition to the factors described above for all executive officers in general, the Vice President-Human Resources prepares an analysis of compensation paid to chief executive officers of other comparable companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. This information is presented to the President who recommends a base salary and bonus level for himself. The Stock Option Compensation Committee approves the final base salary and bonus of the President based on the recommendation of the President. The Stock Option Compensation Committee approved an increase in the base salary of the President from $350,000 in 1994 to $390,000 for 1995, representing an increase of approximately 11.4%. The Stock Option Compensation Committee has not yet approved the President's bonus for 1995 or the President's 1996 base salary.

    As with the other executive officers, the compensation of the President is based on all facts and circumstances and the total mix of information rather than related to any specific measures of performance. The Stock Option Compensation Committee has access to numerous performance measures and financial statistics prepared by the Company's financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Stock Option Compensation Committee is not limited in its analysis to the information presented to it by the President or available from financial personnel, and may consider other factual or subjective factors as the members of such committee deem appropriate in their compensation decisions. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Stock Option Compensation Committee in its executive compensation decisions. Ultimately, it is the informed judgment of the Stock Option Compensation Committee, based on the recommendation of the President, that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance. The Stock Option Compensation Committee believes that the annual total base salary and bonus compensation of the President has been set at a level less than an average level for equally responsible executives at companies which it considers comparable. The members of the Stock Option Compensation Committee base this belief on their personal assessment and judgment of the President's responsibilities in comparison to the chief executive officers and chief operating officers of the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, based on the information prepared by the Vice President of Human Resources, as discussed above. The President has a substantial beneficial interest in the Company, as described below under "Security Ownership of Management," and will benefit together with other shareholders based on the performance of the Company. The Stock Option Compensation Committee considers this an important fact in connection with its review and approval or adjustment of the salary and bonus recommended by the President for himself.

    At such time as the President approves the 1995 bonuses and 1996 salaries for executive officers and recommends the 1995 bonus and 1996 salary for himself, he may also recommend to the Stock Option Compensation Committee long-term compensation in the form of additional stock option grants, stock appreciation rights or otherwise for executive officers and himself. The long-term compensation decisions for executive officers will be made by the Stock Option Compensation Committee in a manner similar to that described for annual base salary and bonus decisions, except that the stock options will generally vest over several years in a manner which will reflect the goal of relating the long-term compensation of the executive officers, including the President, to increases in shareholder value over the same period.

    The performance of the Company also bears upon the number of stock options which will become awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1995," the named executive officers received an award in 1995 of Performance Options based on the achievement of certain levels of corporate and individual performance in 1994.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the immediate future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    By LeRoy T. Carlson, Jr., President; and

    By the Stock Option Compensation Committee:

    Herbert S. Wander (Chairman); Lester O. Johnson; and Donald C. Nebergall

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following non-Bell telephone companies: ALLTEL Corp., C-TEC Corp., Century Telephone Enterprises, Inc., Cincinnati Bell, Inc., Citizens Utilities Co., Frontier Corp. (formerly Rochester Telephone Corp.), Lincoln Telecommunications, Inc., Southern New England Telecommunications Corp. and TDS. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            TDS, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/95)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              TDS      S&P 500     PEER GROUP
1990          100.00      100.00        100.00
1991          104.59      130.47        111.64
1992          120.79      140.41        134.45
1993          156.13      154.56        164.70
1994          139.37      156.60        156.53
1995          120.51      215.45        183.54

    Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TDS Common Shares, S&P 500, and Peer Group.

    *Cumulative total return assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1995, the Board of Directors established a Compensation Committee, consisting of LeRoy T. Carlson, Jr., President of TDS. The primary function of the Compensation Committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS, USM, APP, APT and TDS Telecom. LeRoy T. Carlson, Jr., is also the Chairman of USM, APP, APT and TDS Telecom and, as such, approves the executive officer annual compensation decisions for USM, APP, APT and TDS Telecom. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. However, USM, APP and APT reimburse TDS for a portion of such compensation pursuant to intercompany agreements between TDS and such subsidiaries. The Stock Option Compensation Committee of the Board of Directors of TDS makes annual compensation decisions for the President of TDS and makes long-term compensation decisions for all executive officers who are employees of TDS. The members of the Stock Option Compensation Committee are Herbert S. Wander (Chairman), Lester
O. Johnson and Donald C. Nebergall. The members of the Stock Option Compensation Committee are neither officers or employees of the Company or any of its subsidiaries nor directors of any of the Company's subsidiaries. Long-term compensation for executive officers who are employees of USM or APP are approved by the stock option compensation committees of USM and APP, respectively. The stock option compensation committees of USM and APP are composed of directors of such subsidiaries who are neither officers or employees of TDS or any of its subsidiaries nor directors of TDS.

ISSUANCE OF TDS SHARES IN CONNECTION WITH CERTAIN ACQUISITIONS

    The Company may issue TDS securities in connection with the acquisition of cellular interests on behalf of USM. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to USM, which reimburses TDS by issuing USM securities to TDS or by increasing the balance due to TDS under a revolving credit agreement between TDS and USM (the "Revolving Credit Agreement"). The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1995, USM issued 2.7 million USM Common Shares to TDS and became indebted to TDS for an additional $14.6 under the Revolving Credit Agreement, to reimburse TDS for 1.9 million TDS Common Shares issued for such cellular interests.

    In addition to the shares described in the preceding paragraph, additional securities of TDS and USM were authorized for issuance in connection with acquisitions of cellular interests that were pending at December 31, 1995. In connection with these acquisitions, TDS expects to issue in 1996 or later years approximately 1.0 million TDS Common Shares, for which USM will reimburse TDS by issuing approximately 1.2 million USM Common Shares.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

    Walter C.D. Carlson, a director of TDS, Michael G. Hron, Secretary of TDS and certain TDS subsidiaries, William S. DeCarlo, the Assistant Secretary of TDS and certain TDS subsidiaries, Stephen P. Fitzell, the Secretary of certain TDS subsidiaries, and Sherry S. Treston, the Assistant Secretary of certain TDS subsidiaries, are partners of Sidley & Austin, the principal law firm of TDS and its subsidiaries. Walter C.D. Carlson is a trustee and beneficiary of a voting trust which controls TDS and is the husband of Debora M. de Hoyos, a director of APP.

        BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, at February 29, 1996, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of the Company, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                             AMOUNT AND NATURE OF
          NAME OF INDIVIDUAL OR                                                   BENEFICIAL         PERCENT OF    PERCENT OF
        NUMBER OF PERSONS IN GROUP                  TITLE OF CLASS               OWNERSHIP(1)          CLASS      VOTING POWER
- ------------------------------------------  ------------------------------  ----------------------  ------------  ------------
LeRoy T. Carlson, Jr.,
 Walter C.D. Carlson,
 Letitia G.C. Carlson,
 Donald C. Nebergall and
 Melanie J. Heald(2)......................  Series A Common Shares                  6,269,174             90.9%         51.5%
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron(3).......................  Common Shares                               1,008                *             *
                                            Series A Common Shares                    146,576              2.1%          1.2%
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron(4).......................  Common Shares                              32,306                *             *
LeRoy T. Carlson(5).......................  Common Shares                              30,127                *             *
                                            Series A Common Shares                     77,003              1.1%            *
LeRoy T. Carlson, Jr. (6)(12).............  Common Shares                             100,510                *             *
Murray L. Swanson(7)(12)..................  Common Shares                              33,825                *             *
                                            Series A Common Shares                      2,465                *             *
James Barr III(12)........................  Common Shares                              14,826                *             *
H. Donald Nelson(7).......................  Common Shares                               3,779                *             *
                                            Series A Common Shares                      5,200                *             *
Rudolph E. Hornacek(8)....................  Common Shares                              23,526                *             *
                                            Series A Common Shares                      2,352                *             *
Lester O. Johnson(9)......................  Common Shares                               2,041                *             *
                                            Series A Common Shares                     70,262              1.0%            *
Donald C. Nebergall(10)...................  Common Shares                               1,109                *             *
Walter C.D. Carlson(11)...................  Common Shares                                  67                *             *
Donald R. Brown(12).......................  Common Shares                               7,582                *             *
                                            Series A Common Shares                      4,639                *             *
Robert J. Collins(12).....................  Common Shares                               3,721                *             *
                                            Series A Common Shares                        498                *             *
Letitia G.C. Carlson(13)..................  Common Shares                                  10                *             *
All directors and executive officers as a
 group (22 persons)(12)...................  Common Shares                             409,944                *             *
                                            Series A Common Shares                  6,578,885             95.4%         54.0%

- ------------
* Less than 1%

 (1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

 (2) The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G.C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson) and Donald
     C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution. In addition, Margaret D. Carlson owns 51,035 Series A Common Shares directly and Prudence E. Carlson owns 194,148 Series A Common Shares directly.

 (3) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Employees' Pension Trust I.

 (4) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 197,255 shares as to which the voting and investment power is passed through to plan participants.

 (5) Includes 51,035 Series A Common Shares held by Mr. Carlson's wife. Mr. Carlson disclaims beneficial ownership of such shares. Does not include 257,681 Series A Common Shares (3.7% of class) held for the benefit of LeRoy T. Carlson in the voting trust described in footnote (2). Beneficial ownership is disclaimed as to 643,870 Series A Common Shares held for the benefit of his wife in such voting trust (9.3% of class).

 (6) Does not include 1,071,956 Series A Common Shares (15.6% of class) held in the voting trust described in footnote (2), of which 1,038,542 shares are held for the benefit of LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 33,414 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

 (7) Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse.

 (8) Includes 683 Series A Common Shares held as custodian for his children.

 (9) Includes 48,937 Series A Common Shares held by Mr. Johnson's wife. Does not include 244,622 Series A Common Shares (3.5% of class) held for the benefit of Lester O. Johnson (163,298 shares) and his wife (81,324 shares) in the voting trust described in footnote (2).

(10) Does not include 633,751 Series A Common Shares (9.2% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret
     D. Carlson and an educational institution, or 31 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (2).

(11) Does not include 1,075,958 Series A Common Shares (15.6% of class) held in the voting trust described in footnote (2), of which 1,047,936 shares are held for the benefit of Walter C.D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 28,022 Series A Common Shares held for the benefit of his wife and children in such voting trust.

(12) Includes the following number of Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within 60 days: Mr. LeRoy T. Carlson, 23,896 shares; Mr. LeRoy T. Carlson, Jr., 95,704 shares; Mr. Swanson, 15,338 shares; Mr. Barr, 12,000 shares; Mr. Hornacek, 18,180 shares; all other executive officers, 105,201 shares; and all directors and officers as a group, 270,319 shares.

(13) Does not include 1,056,643 Series A Common Shares (15.3% of class) held in the voting trust described in footnote (2), of which 1,050,770 shares are held for the benefit of Letitia G.C. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 5,873 Series A Common Shares held for the benefit of her husband and child in such voting trust.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth, as of February 29, 1996, information regarding each person who beneficially owns more than 5% of any class of voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

                                                                            SHARES OF     PERCENT OF     PERCENT OF
          SHAREHOLDER'S NAME AND ADDRESS               TITLE OF CLASS      CLASS OWNED       CLASS      VOTING POWER
- --------------------------------------------------  --------------------  -------------  -------------  -------------
The Equitable Companies Inc.(1) ..................         Common Shares     11,791,605        22.4%           9.7%
 787 Seventh Avenue
 New York, New York 10019
Liberty Investment Management, Inc.(2) ...........         Common Shares      3,025,400         5.8%           2.5%
 2502 Rocky Point Drive
 Tampa, Florida 33607
Heine Securities Corporation (3) .................         Common Shares      2,787,900         5.3%           2.3%
 51 John F. Kennedy Parkway
 Short Hills, New Jersey 07078
The Capital Group Companies, Inc.(4) .............         Common Shares      2,732,600         5.2%           2.2%
 333 South Hope Street
 Los Angeles, California 90071
Van and Janet McDaniel ...........................      Preferred Shares         62,500        19.5%             *
 160 Stowell Road
 Salkum, Washington 98582
William and Betty McDaniel .......................      Preferred Shares         46,666        14.6%             *
 160 Stowell Road
 Salkum, Washington 98582
Roland G. and Bette B. Nehring ...................      Preferred Shares         23,030         7.2%             *
 5253 North Dromedary Road
 Phoenix, Arizona 85018
The Peterson Revocable Living Trust ..............      Preferred Shares         20,637         6.4%             *
 Kenneth M. & Audrey M. Peterson,
  Trustees
 108 Avocado Lane
 Weslaco, Texas 78596
Regional Operations Group, Inc. ..................      Preferred Shares         19,408         6.1%             *
 312 South 3rd Street
 Minneapolis, Minnesota 55440

- ------------
* Less than 1%

(1) Based on the most recent Schedule 13G (Amendment No. 9) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States -- 4,322,300 shares; Alliance Capital Management, L.P. -- 7,468,390 shares; and Donaldson Lufkin & Jenrette Securities Corporation -- 915 shares. Equitable reports sole voting power with respect to 11,428,250 shares, shared voting power with respect to 84,600 shares, sole dispositive power with respect to 11,790,690 shares and shared dispositive power with respect to 915 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

(2) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Liberty Investment Management, Inc. exercised sole voting and investment discretion with respect to all 3,025,400 shares.

(3) Based on a Schedule 13G filed with the SEC. The Schedule 13G reports that Heine Securities Corporation ("HSC") is an investment adviser registered under the Investment Advisers Act of 1940, and that one or more of HSC's advisory clients is the legal owner of the securities covered by such
     Schedule 13G. HSC reports sole investment discretion and voting authority with respect to such securities. The Schedule 13G also reports that it is being filed by Michael F. Price who, in his capacity as President of HSC, exercises voting control and dispositive power over the securities reported by HSC. The Schedule 13G reports that neither Mr. Price nor HSC has any interest in dividends or proceeds from the sale of such securities or owns any such securities for his or its own account, and that Mr. Price and HSC disclaim beneficial ownership of all the securities owned by HSC's advisory clients reported therein by HSC.

(4) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group, Inc., exercised sole voting and investment discretion with respect to 847,700 and 2,732,600 shares, respectively. Beneficial ownership was disclaimed with respect to all such shares.

SECTION 16 COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1995 were complied with on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 16, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, telegraph or personal interview. The Company has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                             FINANCIAL INFORMATION

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO ANY SUCH DOCUMENTS UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602, TELEPHONE (312) 630-1900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ Michael G. Hron

                                          Michael G. Hron
                                          SECRETARY

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

                                   EXHIBIT A

                        TELEPHONE AND DATA SYSTEMS, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  ESTABLISHMENT; PURPOSE; SCOPE.

    Telephone and Data Systems, Inc. hereby establishes the Telephone and Data Systems, Inc. 1996 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2.  DEFINITIONS; CONSTRUCTION.

    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

        (a) "AFFILIATE" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) as an Employer, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) which includes an Employer or such a trade or business, or any other entity required to be aggregated with an Employer pursuant to final regulations under section 414(o) of the Code.

        (b) "BENEFITS REPRESENTATIVE" means the Benefits Department of the Company located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

        (d) "COMMON SHARES" means the common shares of the Company, par value $1.00 per share.

        (e)   "COMPANY"  means  Telephone  and   Data  Systems,  Inc.,  an  Iowa
    corporation, and any successor thereto.

        (f)  "COMPENSATION"  means an  employee's "Compensation"  as defined  in
    Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code and the family aggregation rules of section 414(q)(6) of the Code.

        (g) "CONTROLLED GROUP" means the Company and its Subsidiaries.

        (h) "EFFECTIVE DATE" means April 1, 1996.

        (i) "EMPLOYEE STOCK PURCHASE ACCOUNT" means the account established pursuant to Section 5(c) of the Plan to hold a Participant's payroll deduction contributions.

        (j) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the effective date, with the prior approval of the Company, and each corporation which subsequently becomes a member of the Controlled Group and adopts the Plan, with the prior approval of the Committee.

        (k) "ENTRY DATE" means April 1, 1996, and each subsequent July 1, October 1, January 1 and April 1.

        (l) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4, and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he terminates employment with all Employers and Affiliates, for whatever reason.

        (m) "PLAN" means the Telephone and Data Systems, Inc. 1996 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

        (n) "PURCHASE DATE" means September 30, 1996, March 31, 1997, September 30, 1997 or March 31, 1998, as the case may be.

        (o) "PURCHASE PERIOD" means a semi-annual period ending on a Purchase Date.

        (p) "PURCHASE PRICE" means, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the American Stock Exchange on the next preceding trading day; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

        (q) "SUBSIDIARY" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (r) "TERMINATION DATE" means the earliest of (i) March 31, 1998, (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

    The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3.  ADMINISTRATION.

    This Plan shall be administered by the 1996 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be three individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. Pursuant to resolution approved by the Board, as of the adoption date, the Committee shall be comprised of LeRoy
T. Carlson, Jr., Herbert S. Wander and Donald C. Nebergall. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4.  ELIGIBILITY AND PARTICIPATION.

    (a) Any employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the employee's Employer adopted the Plan. For purposes of this subsection, an Employee shall have satisfied the eligibility service requirement if he has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to the first Entry Date as of which an employee is eligible to participate in the Plan as described in subsection (a) of this Section, the employee shall execute and deliver to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions described in Section 5. Such application shall authorize his Employer to reduce the employee's Compensation by the amount of any such payroll deduction contributions. The application shall also evidence the employee's acceptance of and agreement to all provisions of this Plan. An employee who fails timely to file an application described in this subsection shall not be eligible to commence participation in the Plan as of any subsequent Entry Date.

    (c) If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred employee may continue to make payroll deduction contributions under the Plan provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall be required to satisfy the eligibility service requirement described in subsection (a) of this Section as if he were a new employee.

    (e) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option would own shares (including shares which may be purchased under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership. In addition, no member of the Committee shall be eligible to participate in the Plan.

SECTION 5.  PARTICIPANT CONTRIBUTIONS.

    (a) Each Participant may elect, in the manner described in Section 4, to make payroll deduction contributions under the Plan in an amount equal to a whole percentage not less than 1 and not more than 15 percent of such Participant's Compensation for each payroll period, beginning with the first pay date which occurs on or after the Entry Date as of which such Participant commences participation in the Plan.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to any Entry Date, a Participant shall have the right to elect to decrease his designated rate of payroll deductions under the Plan by executing and delivering to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions. An election by a Participant to decrease his designated rate of payroll deductions to 0% of his Compensation shall be deemed an election to abandon his right to purchase Common Shares under the Plan, as described in Section 8. A Participant shall not have the right to elect to increase his designated rate of payroll deductions under the Plan.

    (c) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to hold his payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan.

SECTION 6.  PURCHASE OF COMMON SHARES.

    (a) Subject to a Participant's right of abandonment described in Section 8 of the Plan, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. The Participant's Employee Stock Purchase Account shall be debited accordingly. No fractional shares shall be issued under the Plan. Any balances remaining in Participants' accounts attributable to fractional shares shall remain credited to such accounts so that such remaining balances shall be available to purchase shares on the next Purchase Date; provided that such amounts shall be refunded to Participants upon termination of the Plan.

    (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the

Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual abandons his election to purchase Common Shares as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant's payroll deduction contributions shall resume in accordance with the most recent election made by the Participant pursuant to Section 5, provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (c) Upon termination of employment because of retirement or death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate) as of the Purchase Date next occurring after the Participant's death, unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects, in the manner prescribed by the Committee, to abandon all or a portion of such purchase of Common Shares on or before the earlier of (i) the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death or retirement and (ii) the 90th day after the Participant's death or retirement, or such other period as established by the Committee.

    (d) Notwithstanding any provision of this Plan to the contrary, if the number of shares to be purchased by a Participant on any Purchase Date is less than ten, the Participant shall not be permitted to purchase any Common Shares as of such Purchase Date. The balance remaining in such Participant's Employee Stock Purchase Account shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection (a) of this Section.

    (e) Notwithstanding any provision of this Plan to the contrary, a Participant shall in no event be permitted to purchase in any calendar year more than the number of shares determined by dividing $25,000 by the closing price of a Common Share on the American Stock Exchange on the Effective Date. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in excess of the foregoing limitation shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection (a) of this Section. The maximum share limitation prescribed by this Section shall be subject to adjustment as described in Section 11.

    (f) Upon termination of employment with all Employers for any reason other than as a result of a transfer of employment to an Affiliate as described in subsection (b) of this Section or retirement or death as described in subsection
(c) of this Section, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to him as soon as administratively practicable.

    (g) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 225,000 Common Shares, subject to adjustment as provided in Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be reduced in the manner prescribed by this subsection, or such other method which the Committee determines to be equitable, in its sole discretion. The Committee shall determine the deferral percentage (referred to herein as the "maximum deferral percentage") permissible for Participants under which the amount of shares to be purchased on behalf of all Participants collectively equals the shares available for purchase under the Plan. Such maximum deferral percentage need not be expressed as a whole percentage. The payroll deduction contributions made by each Participant whose elected deferral percentage described in Section 5(a) is higher than such maximum deferral percentage shall be reduced so that each such Participant's deferral percentage equals such maximum deferral percentage, and each such Participant's excess payroll deduction contributions shall be refunded to such Participant as soon as administratively practicable.

    (h) Notwithstanding any provision contained herein to the contrary, no Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000, all determined in the manner provided by section 423(b)(8) of the Code. Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares due to the application of this subsection shall be treated in the same manner as amounts attributable to fractional shares, as described in Section 6(a).

SECTION 7.  ISSUANCE OF CERTIFICATES.

    As soon as administratively practicable after each Purchase Date, the Company shall purchase or issue Common Shares, in its sole discretion, and each Participant shall be issued a certificate representing the Common Shares purchased by him under the Plan on such date. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Benefits Representative prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship. Such a joint tenancy designation shall not apply to shares purchased after a Participant's death by the Participant's beneficiary or estate, as the case may be.

SECTION 8.  PARTICIPANT'S RIGHT TO ABANDON PURCHASE OF SHARES.

    At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to a Purchase Date, a Participant may elect to abandon his election to purchase Common Shares under the Plan. Such abandonment election shall be made on forms prescribed by the Committee and delivered to the Benefits Representative. Upon a Participant's election to abandon pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Plan Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall be terminated.

SECTION 9.  SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such withdrawal, except to the extent the Participant abandons his election to purchase Common Shares as described in Section 8. After the expiration of such twelve month period, the Participant's payroll deduction contributions shall automatically resume in accordance with the most recent election made by the Participant pursuant to Section 5, unless he has abandoned his election to purchase Common Shares as described in Section 8.

SECTION 10.  RIGHTS NOT TRANSFERABLE.

    The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by the Participant.

SECTION 11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan and receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be cancelled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to him under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 12.  SHAREHOLDER APPROVAL.

    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve months before or after its adoption by the Board.

SECTION 13.  RIGHTS OF A SHAREHOLDER.

    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 14.  NO REPURCHASE OF COMMON SHARES BY COMPANY.

    The Company is not obligated to repurchase any Common Shares acquired under the Plan.

SECTION 15.  AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that would otherwise require shareholder approval.

SECTION 16.  TERMINATION OF THE PLAN.

    While it is intended that the Plan remain in effect for the term of the Plan, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 6 as if such termination date were a Purchase Date under the Plan. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to abandon his right to purchase all or a portion of the Common Shares purchasable by him. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his Employee Stock Purchase Plan Account attributable to fractional shares, or, in the case of a Participant who elects to abandon his right to purchase Common Shares, the entire balance of such account or the applicable portion thereof.

    Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

SECTION 17.  COMPLIANCE WITH STATUTES AND REGULATIONS.

    The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 18.  GOVERNING LAW.

    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Iowa and construed in accordance therewith.

SECTION 19.  COMPANY AS AGENT FOR THE EMPLOYERS.

    Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

                                                                     APPENDIX 1
                                   Black Ink
- -------------------------------------------------------------------------------
                   PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                          TELEPHONE AND DATA SYSTEMS, INC.
                            TO BE HELD ON MAY 17, 1996


        The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE AND "FOR" EACH OF THE PROPOSALS.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                           (Continued on Reverse Side)
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                          TELEPHONE AND DATA SYSTEMS, INC
       Please mark vote in oval in the following manner using dark ink only /X/

                                                            WITHHOLD AUTHORITY
1.      ELECTION OF DIRECTORS         FOR the nominee    to vote for the nominee

                HERBERT S. WANDER           / /                     / /

2.      1996 EMPLOYEE STOCK PURCHASE PLAN    For / /   Against / /   Abstain / /

3.      RATIFY ACCOUNTANTS FOR 1996          For / /   Against / /   Abstain / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.

Dated:_____________,1996                Please Sign Here ______________________

                                                         ______________________

Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

- --------------------------------------------------------------------------------

                                    Green Ink

- -------------------------------------------------------------------------------
             PROXY FOR SERIES A COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 17, 1996

          The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" EACH OF THE PROPOSALS.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                           (Continued on Reverse Side)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                        TELEPHONE AND DATA SYSTEMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1. ELECTION OF DIRECTORS   FOR the nominees  WITHHOLD AUTHORITY to vote for the
                                             nominees

      LEROY T. CARLSON          / /                         / /
      WALTER C.D. CARLSON
      LETITIA G.C. CARLSON

   INSTRUCTION: To withhold authority for any nominee, strike through that nominee's name above.)

2. 1996 EMPLOYEE STOCK PURCHASE PLAN       FOR / /    AGAINST / /   ABSTAIN / /

3. RATIFY ACCOUNTANTS FOR 1996             FOR / /    AGAINST / /   ABSTAIN / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.


   Dated: __________________, 1996    Please Sign Here ________________________

                                                       ________________________

   Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.


- -------------------------------------------------------------------------------

                                    BLUE INK

- ------------------------------------------------------------------------------
      PROXY FOR PREFERRED SHARES ISSUED AFTER OCTOBER 31, 1981 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 17, 1996

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" EACH OF THE PROPOSALS.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                           (Continued on Reverse Side)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                        TELEPHONE AND DATA SYSTEMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1.   ELECTION OF DIRECTORS         FOR the nominees    WITHHOLD AUTHORITY
                                                       to vote for the nominees

          LEROY T. CARLSON              / /                        / /
          WALTER C.D. CARLSON
          LETITIA G.C. CARLSON

     INSTRUCTION: To withhold authority for any nominee, strike through that nominee's name above.)

2.   1996 EMPLOYEE STOCK PURCHASE PLAN     FOR / /   AGAINST / /  ABSTAIN / /

3.   RATIFY ACCOUNTANTS FOR 1996           FOR / /   AGAINST / /  ABSTAIN / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.



     Dated: ___________, 1996     Please Sign Here     ________________________

                                                       ________________________

Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

- -------------------------------------------------------------------------------

                                  RED INK

- --------------------------------------------------------------------------------

PROXY                                                                      PROXY

PROXY FOR PREFERRED SHARES ISSUED PRIOR TO OCTOBER 31, 1981 SOLICITED ON BEHALF
    OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 17, 1996

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE AND "FOR" EACH OF THE PROPOSALS.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.
                           (Continued on Reverse Side)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                        TELEPHONE AND DATA SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /x/


1. ELECTION OF DIRECTORS      FOR the    WITHHOLD AUTHORITY
   HERBERT S. WANDER          nominee    to vote for the nominee
                               / /              / /

2. 1996 EMPLOYEE STOCK PURCHASE PLAN    For     Against      Abstain
                                       / /       / /          / /

3. RATIFY ACCOUNTANTS FOR 1996          For     Against      Abstain
                                       / /       / /          / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.

Dated: ___________________,1996         Please Sign Here   _____________________

                                                           _____________________


NOTE: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.


- --------------------------------------------------------------------------------